Exhibit 99.1 CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

AMENDMENT NUMBER FIVE TO
DELTA CONNECTION AGREEMENT

    This Amendment Number Five (this "Fifth Amendment"), dated and effective December 22, 2004, to the Delta Connection Agreement dated and effective June 7, 2002 as previously amended (the “Agreement”), is among Delta Air Lines, Inc., 1030 Delta Boulevard, Atlanta, Georgia 30320 ("Delta"), Chautauqua Airlines, Inc. (“Chautauqua”), 2500 S. High School Road, Suite 160, Indianapolis, Indiana 46241 and Republic Airways Holdings, Inc. (“Republic”), 2500 S. High School Road, Suite 160, Indianapolis, Indiana 46241.

WHEREAS, Delta, Chautauqua and Republic are parties to the Agreement; and

WHEREAS, the parties desire to further amend the Agreement;

NOW, THEREFORE, for and in consideration of the mutual undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Delta, Operator and Republic, intending to be legally bound, hereby agree as follows:

1.    All terms capitalized used, but not defined, herein shall have the meaning ascribed to such terms in the Agreement.

2.    Article 2 of the Agreement shall be deleted and replaced with the following:

 “With the exception of (i) aircraft operated for American Airlines (“AA”) or US Airways (“US”) as of the date of this Fifth Amendment (“Committed Aircraft”) pursuant to (a) a codeshare agreement in place as of the date of this Fifth Amendment between Operator and each such carrier (an “Existing Codeshare Agreement”), or (b) any amendment to or modification of an Existing Codeshare Agreement, including an agreement with a successor to such carrier that assumes an Existing Codeshare Agreement by operation of law, in each case that does not increase the number of Committed Aircraft under such Existing Codeshare Agreement (a “Permitted Codeshare Amendment”), (ii) any Committed Aircraft that are operated under a Reverse Codeshare Agreement (as defined below), Operator agrees not to (a) operate for another carrier, nor have operated for it under a Reverse Codeshare Agreement, “Hub Service” (as defined below)nor (b) operate any flights under its own flight designator code (except for flights operated pursuant to a permissible Reverse Codeshare Agreement), in each case into or out of the following locations, subject to Delta continuing to maintain significant operations at such locations: [*] (each, a “Delta Hub”). For purposes of this Agreement, (y) a “Reverse Codeshare Agreement” shall mean an agreement pursuant to which Chautauqua operates Committed Aircraft under the designator code of another carrier or under Chautauqua’s RP designator code and the other party to an Existing Codeshare Agreement or a Permitted Codeshare Amendment remains obligated to compensate Chautauqua with respect to flights operated under such designator code; and (z) “Hub Service” shall mean operating greater than [*] flights per day into or out of a Delta Hub location.

3.    The first paragraph of Article 3(A) of the Agreement shall be deleted and replaced with the following:

 “In exchange for the flying and operation of the Aircraft, Delta shall pay Chautauqua one hundred percent (100%) of the Base Rate Costs, the Reimbursable Costs and the Pass Through Costs (each as such term is defined below, and collectively, the “Direct Costs”) and 100% of the Other Reimbursable Costs relating to all flights undertaken by Chautauqua in connection with the Delta Connection Program using the Aircraft. In addition, effective as of September 1, 2005, in any month in which Chautauqua achieves a completion rate for the Delta Connection Flights of at least [*], Delta shall pay Chautauqua a mark-up of [*] of such Direct Costs incurred during such month (the “Mark-Up”), subject to certain limitations set forth below.”

4.    The following provisions of Article 3 of the Agreement shall be renumbered as follows:

    The second Article 3(C), “Accounting Provisions,” shall be renumbered Article 3(E); the second Article 3(D), “Review of Base Amount and Service Levels,” shall be renumbered Article 3(F); and Article 3(E), “Cost Changes,” shall be renumbered Article 3(G).

5.    Article 3 of the Agreement shall be amended to by adding a new Article 3(H) as follows:

“H.       Rebate.    Chautauqua shall rebate to Delta [*] of all Direct Costs incurred for each month during the period January, 2005 through and including August, 2005 in which Chautauqua achieves a completion rate for the Delta Connection Flights of at least [*] (the “Aggregate Rebate”). Provided that (a) Chautauqua has not terminated the Agreement as a result of a breach by Delta, or (b) Delta has not filed a bankruptcy case and terminated the Agreement, including without limitation any termination under Section 365 of the Bankruptcy Code, but excluding pursuant to Article 11 of this Agreement, in such bankruptcy case, such Aggregate Rebate shall be paid by Chautauqua to Delta in four (4) equal installments on each of September 30, October 31, November 30 and December 31, 2005. Each of Delta and Chautauqua shall be entitled to set off any amounts owed to it (including with respect to Delta, any Aggregate Rebate amounts), but unpaid, against any payments owed by such party (including with respect to Chautauqua any payment of an Aggregate Rebate) pursuant to this Agreement.

6.    The first sentence of Article 11(A) of the Agreement shall be deleted and replaced with the following:

“This Agreement is effective on the date first written above and shall continue until May 31, 2016 (such period, and any extension or renewal thereof, the “Term”).”

7.    The first sentence of Article 11(F) of the Agreement shall be deleted and replaced with the following:

 “(i)          Notwithstanding the provisions of Sections 11(A), (B), (C), (D) and (E) hereof, but subject to the provisions of subsection (ii) of this Section 11(F), Delta may terminate this Agreement, with or without cause, in its sole discretion, in whole or in part, on not less than one hundred eighty (180) days’ prior written notice to Operator (an “ETO Notice”); provided, however, that such ETO Notice shall not be given prior to November 30, 2009, and provided further, that Delta may not initially reduce the number of Aircraft in service to a number that is less than twelve (12) other than through a complete termination of the Agreement.”

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8.    Article 17 of the Agreement shall be deleted and replaced with the following:

“ARTICLE 17     RIGHT OF FIRST OFFER.

A. Subject to the rights of AA and AMR Corporation pursuant to its Existing Codeshare Agreement (or any Permitted Codeshare Amendment of such Existing Codeshare Agreement), and excluding any transaction (including without limitation any lease, sale/leaseback, leveraged lease, single investor lease or similar transaction) undertaken to finance or refinance the purchase of acquisition of any Aircraft or Committed Aircraft, if at any time during the Term of this Agreement, Operator seeks (a) to place into service additional aircraft and to operate such aircraft under a code share agreement (“New Aircraft”), or (b) to reposition under a new code share agreement any Committed Aircraft previously operated under any Existing Codeshare Agreement that has terminated or expired (“Repositioned Aircraft”), Operator shall promptly provide Delta with a right of first offer to operate some or all such New Aircraft and/or Repositioned Aircraft under the Delta Connection Program. Operator and Delta agree to negotiate on a good faith basis exclusively with each other for not less than fifteen (15) business days concerning the terms on which such New Aircraft and/or Repositioned Aircraft would be placed into service under the Delta Connection Program. If the parties are unable to reach agreement on such terms or Delta declines the right of first offer, Operator shall have the right to enter into a code share agreement with any other party with respect to the operation of such New Aircraft and/or Repositioned Aircraft regardless of the final terms of such code share agreement, but at all times subject to the provisions of Article 2 hereof.

9.    Article 18 of the Agreement shall be deleted and replaced with the following:

 “[Intentionally deleted]”

10.        Article 19(B) of the Agreement shall be deleted and replaced with the following:

 [*]

11.        The notice addresses for each of Chautauqua Airlines, Inc. and Republic Airways Holdings, Inc. in Article 23 shall be deleted and replaced with the following:

      Chautauqua Airlines, Inc.
      8909 Purdue Road
Indianapolis, IN 46268
Attention: President
Telecopy: 317-484-6060

With a copy to:

Wexford Capital LLC
411 West Putnam Avenue
Greenwich, CT 06830
Attention: General Counsel
Telecopy: 203-862-7312

and

Republic Airways Holdings, Inc.
8909 Purdue Road
Indianapolis, IN 46268
Attention: President
Telecopy: 317-484-6060

12.       A.    The Third Additional Aircraft shall not be placed into service.

B.    Chautauqua or its affiliate, Republic Airline, Inc., shall place into service sixteen (16) ERJ-170 aircraft under a separate Delta Connection Agreement (the “Republic Code Share Agreement”) on terms and conditions substantially similar to this Agreement as amended hereby, and providing for (i) financial terms and conditions as set forth on the attached Schedule A, (ii) a fleet of 16 ERJ-170 aircraft with 8 aircraft to be placed into service in each of 2005 and 2006, and (iii) a term of 14 years with an early termination option exercisable by Delta 8 years after the effective date of such agreement. Delta acknowledges that the interim financing arrangements obtained by Republic (or its affiliate) for these ERJ-170 aircraft do not provide for financing in the event of a chapter 11 bankruptcy filing by Delta, and that if such a filing occurs, Operator may not be able to finance or place into service all of some of such aircraft.

13.      A.    Effective simultaneously with the execution of this Fifth Amendment, Delta and Republic shall execute and deliver to each other a Warrant Surrender Agreement pursuant to which the number of shares subject to each of the IPO Warrant, the Private Placement Warrant, the Additional Warrant, the Second Additional Warrant and the Third Additional Warrant shall be reduced by 45%.

B.    Effective simultaneously with the execution of this Amendment, Republic shall issue to Delta a warrant to purchase 960,000 shares of Republic Common Stock substantially in the form attached to the Agreement as Exhibit E with such changes as are noted herein (the “Fourth Additional Warrant”) with a strike price equal to the closing price for Republic Common Stock as of the date hereof (or if such date is not a business day, the preceding business day). The Fourth Additional Warrant will be fully vested, subject to (a) 100% divestiture in the event the parties fail to execute the Republic Code Share Agreement on or before January 14, 2005, (b) divestiture as to 1/16th of the shares subject to such warrant for each aircraft that is not placed into service under the Republic Code Share Agreement as a result of a bankruptcy filing by Delta. In addition, in the event that (a) Delta terminates the Republic Code Share Agreement other than under the terms of Section 11 of such agreement, including any termination under Section 365 of the Bankruptcy Code by Delta following a bankruptcy filing, or (b) Republic terminates the Republic Code Share Agreement as a result of a breach by Delta, in each case prior to the date on which Delta would be permitted to terminate the Republic Code Share Agreement under its early termination option (the “ETO Date”), the Fourth Additional Warrant, and/or the shares or the proceeds of the shares subject to such warrant shall be subject to reduction, cancellation or repayment in the same manner as the Warrant, Warrant Shares and proceeds of Warrant Shares (as such terms are defined in the June 7 Agreement, as defined below) were subject to reduction, cancellation or repayment pursuant to the terms of the Article 3 of the Agreement dated as of June 7th, 2002 between Republic Airways Holdings, Inc. and Delta (the “June 7 Agreement”), ratably based on (i) the number of aircraft terminated, and (ii) the date of such termination relative to the period from the effective date of the Republic Code Share Agreement to the ETO Date.

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14.   The last sentence of Article 4(C) of the Third Amendment to the Agreement shall be amended by deleting such section and replacing it with the following:

“Notwithstanding anything herein to the contrary, for purposes of this Third Amendment and the Agreement, CPI shall not, in any event, exceed [*] per year.”

15.      A.    This Fifth Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, are expressly superseded hereby.

B.    This Fifth Amendment may be executed in any number of counterparts (including via facsimile), each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

C.    Except as specifically stated herein, all other terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Fifth Amendment by their undersigned duly authorized representatives:

Chautauqua Airlines, Inc.                            Delta Air Lines, Inc.

By: /s/ Bryan K. Bedford                                                                                   By: /s/ Frederick P. Buttrell
Name: Bryan K. Bedford                                                                                  Name: Frederick P. Buttrell
Title: President & CEO                                                                                     Title: President & CEO Delta Connection

Republic Airways Holdings, Inc.                    Republic Airline, Inc.

By: /s/ Bryan K. Bedford                                                                                   By: /s/ Bryan K. Bedford
Name: Bryan K. Bedford                                                                                  Name: Bryan K. Bedford
Title: President & CEO                                                                                     Title: President & CEO

4

Schedule A

[See attached]

5

Schedule A
[*]

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